Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-203921 on Form F-4 of our report dated May 6, 2015 relating to the financial statements of VeloNewco Limited appearing in this Proxy Statement/Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte, S.L.

Madrid, Spain

July 21, 2015